Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Shares, without par value, of Arbutus Biopharma Corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: May 9, 2024

Whitefort Capital Master Fund, LP

By:	Whitefort Capital GP, LLC General Partner

By:	/s/ David Salanic
	Name:	David Salanic
	Title:	Co-Managing Member

By:	/s/ Joseph Kaplan
	Name:	Joseph Kaplan
	Title:	Co-Managing Member

Whitefort Capital GP, LLC

By:	/s/ David Salanic
	Name:	David Salanic
	Title:	Co-Managing Member

By:	/s/ Joseph Kaplan
	Name:	Joseph Kaplan
	Title:	Co-Managing Member

Whitefort Capital Management, LP

By:	/s/ David Salanic
	Name:	David Salanic
	Title:	Co-Managing Partner

By:	/s/ Joseph Kaplan
	Name:	Joseph Kaplan
	Title:	Co-Managing Partner

Whitefort Capital Management GP, LLC

By:	/s/ David Salanic
	Name:	David Salanic
	Title:	Co-Managing Member

By:	/s/ Joseph Kaplan
	Name:	Joseph Kaplan
	Title:	Co-Managing Member

/s/ David Salanic
David Salanic

/s/ Joseph Kaplan
Joseph Kaplan